ASSISTANT SECRETARY’S CERTIFICATE

I, Owen Meacham, Assistant Secretary of NT Alpha Strategies Fund (the “Trust”), hereby certify that the following resolutions have been adopted, first by the Trustees who are not “interested persons” of the Trust as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) voting separately and then by the entire Board of Trustees voting as a whole, at a meeting duly called and held on August 20, 2009, at which a quorum was present and acting throughout:

RESOLVED, that the Board of Trustees has determined, on advice of counsel, that the Investment Company Asset Protection Bond (the “Fidelity Bond”), in the form and amount provided at this meeting, satisfies the coverage requirements of Rule 17g-1(d) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

FURTHER RESOLVED, that the form and amount of the Fidelity Bond coverage and the payment of the premium to be paid by the Trust thereunder are approved by the Board of Trustees, including a majority of the Trustees who are not interested persons with respect to the Trust, after consideration of all factors deemed relevant by the Board, including but not limited to the nature of the business activities of the Trust, the amount of the Fidelity Bond, the amount of the premium of such bond, the value of the assets of the Trust, the type and terms of the arrangements made for the custody of the Trust’s assets and the nature of the securities in the Trust; and

FURTHER RESOLVED, that the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust, or the Investment Manager, shall review the Fidelity Bond at least annually in order to ascertain whether or not such policy continues to satisfy the coverage requirements of Rule 17g-1(d) under the 1940 Act; and

FURTHER RESOLVED, that in accordance with Rule 17g-1(h) under the 1940 Act, the Secretary and any Assistant Secretary of the Trust are hereby designated as the officers of this Trust who are authorized and directed to make the filings with the SEC and give the notices required by Rule 17g-1(g); and

FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized and directed at all times to take all actions necessary to assure compliance with these resolutions and said Rule 17g-1.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of October 2009.

/S/ OWEN MEACHAM
Owen Meacham Assistant Secretary